As filed with the Securities and Exchange Commission on January 30, 2009

Registration No: 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CEPHEID

(Exact name of registrant as specified in its charter)

California	77-0441625
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

904 Caribbean Drive Sunnyvale, CA	94089-1302
(Address of Principal Executive Offices)	(Zip Code)

2000 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

John L. Bishop

Chief Executive Officer

Cepheid

904 Caribbean Drive

Sunnyvale, CA 94086-1302

(Name and Address of Agent For Service)

(408) 541-4191

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Douglas N. Cogen

Jeffrey R. Vetter

FENWICK & WEST LLP

555 California Street

San Francisco, CA 94104

Telephone: (415) 875-2300

Facsimile: (415) 281-1350

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, no par value per share, issuable pursuant to 2000 Employee Stock Purchase Plan	200,000(3)	$8.05	$1,610,000.00	$63.27

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Estimated solely for the purpose of computing the amount of registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act based on the average of the high and low prices of Cepheid’s common stock as reported on The Nasdaq Global Market on January 26, 2009.

(3)	Represents 200,000 additional shares of common automatically reserved for issuance upon the exercise of purchase rights that may be granted under Cepheid’s 2000 Employee Stock Purchase Plan.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

REGISTRATION OF ADDITIONAL SECURITIES

This registration statement (the “Registration Statement”) hereby incorporates by reference the contents of each of Cepheid’s earlier registration statements on Form S-8 (registration numbers 333-151349, 333-149941, 333-134319, 333-131372, 333-122379, 333-106181, 333-91472, 333-65844, and 333-41682) filed with the Commission on June 2, 2008, January 30, 2006, January 28, 2005, July 29, 2004, June 17, 2003, July 28, 2002, July 25, 2001 and July 18, 2000, respectively.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	2000 Employee Stock Purchase Plan, as amended	S-8	333-106181	4.1	6/17/2003

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Fenwick & West LLP (filed as part of Exhibit 5.1)					X

24.1	Power of Attorney (see signature page)					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this January 30, 2009.

CEPHEID

By:	/s/ John L. Bishop
John L. Bishop
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John L. Bishop and Andrew D. Miller his or her true and lawful attorneys in fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Thomas L. Gutshall Thomas L. Gutshall	Chairman of the Board	January 30, 2009

/s/ John L. Bishop John L. Bishop	Chief Executive Officer and Director (Principal Executive Officer)	January 30, 2009

/s/ Andrew D. Miller Andrew D. Miller	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	January 30, 2009

/s/ Thomas D. Brown Thomas D. Brown	Director	January 30, 2009

/s/ Robert J. Easton Robert J. Easton	Director	January 30, 2009

/s/ Cristina H. Kepner Cristina H. Kepner	Director	January 30, 2009

/s/ Dean O. Morton Dean O. Morton	Director	January 30, 2009

/s/ Mitchell D. Mroz Mitchell D. Mroz	Director	January 30, 2009

/s/ David H. Persing David H. Persing, M.D., Ph.D.	Director	January 30, 2009

/s/ Hollings C. Renton Hollings C. Renton	Director	January 30, 2009

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	2000 Employee Stock Purchase Plan, as amended	S-8	333-106181	4.1	6/17/2003

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Fenwick & West LLP (filed as part of Exhibit 5.1)					X

24.1	Power of Attorney (see signature page)					X